Exhibit 4.8.48 - Self-Control Components - SQS Series

4573

SQS35…
SQS65…
SQS85…

Electrically Operated Valve Actuator

Stroke 5.5mm

SQS35.50, SQS35.53	SQS35.00, SQS35.03, SQS65, SQS65.2
SQS65.5	SQS85.00, SQS85.03

With spring-return/	without spring-return/
Without manual adjustment	with manual adjustment
Electrically Operated Valve (EOV)
●	SQS35…AC 220V working voltage, receiving three-position control signal
●	SQS85…AC 24V working voltage, receiving three-position control signal
●	SQS65…AC 24V working voltage, receiving DC 0…10V or DC 2…10V control signal
●	Adjustment power can reach 400N
●	0.5mm Stroke
●	Directly installing onto valve body without other facility
●	SQS35.00, SQS35.03, SQS85.00 and SQS85.03 have additional auxiliary switch function
●	meeting Standard of DIN 32 730, the actuator with/without spring return
●	Actuator without spring return has functions of manual adjustment and position display
●	Spring-return actuator with function of position display but without manual adjustment
Usage
Valve actuator is used for serial types of two-way valve, three-way valve, VVG44…,VVG45…,VVP45…, VMP43…, VMP44…, VMP45…, VXG44…, VXP45… and VV152…, and the drive stoke is 5.5mm.

Siemens Building Technologies
HVAC Products	CM1N4573C/03.2003

●	Applicable area adheres to IEC 721-3-3 (Regulation 721-3-3 by International Electro-technical Commission ) Grade 3K5
●	Environmental temperature: -5…+50°C
●	Valve inner medium temperature: +2…+130°C
●	Using installation fittings ASK30 can drive the following 4mm or 5.5mm turn valves: X3i…, WG45…, VXG45…, VXG46… and VVI51…
Function Three-position or ratio control signal
Revisable synchro motor adopts three-way control signals (SQS35 and SQS85) or ratio control signal DC 0…10V (SQS65 and SQS65.5) or DC 2…10V (SQS65.2) for driving. It makes corresponding valve way through anti-lock gear mechanism.

Three-position control of Terminal Y1or Y2:
●	Y1 has voltage: valve rod contracts and valve gate opens
●	Y2 has voltage: valve rod extends and valve gate closes
●	Y1 or Y2 has no voltage: valve rod keeps in current position

SQS65…       Flow Characteristics Selection
Repositioning connection S1 (under cap/under print circuit board) can change the flow characteristics of 5.5mm turn valve (from “equal proportion” to “linear”). In any case, flow characteristics relate to valve way.
●	S1 connecting A and C can produce equal-proportion flow characteristics (factory set), which is mainly used for heating application.
●	S1 connecting B and C can produce linear flow characteristics, which is mainly used for cooling application.
●	For automatic operation, S1 connecting A and C or connecting B and C mainly depends on necessary flow characteristic.

S1 Position
S1 connect to: A & C	S1 connect to: B & C
(equal-proportion flow characteristics)	(Linear flow characteristics)

Flow Characteristics
Relationship between DC 0…10V or DC 2…10V control signal and volume flow control signal:
Y= DC 0…10V or DC 2…10V
R=0…1000Ω

Siemens Building Technologies
HVAC Products	CM1N4573C/03.2003

Flow Characteristics
Log=equal=proportion valve characteristics (factory set)
Lin-linear valve characteristics
Flow range
K&100=volume flow 100%
K&=volume flow 0%

Type Overview
Type No.	Working Voltage	Control Mode (Control Signal)	Runtime (Sec)	Spring-return Function	Spring-return Time(Sec)
SQS35.00	AC 230 V	Three-way	150	With	—
SQS35.03			35
SQS35.50			150	Without	8
SQS35.53			35
SQS65.5	AC 24 V	DC 0…10 V	35	with	8
SQS65				without	—
SQS65.2		DC 2…10 V
SQS85.00		Three-way	150
SQS85.03			35

Accessory
Name	Type No.	Applicative Actuator	Used Space
Auxiliary Switch	ASC9.6	SQS35.00,SQS35.03 SQS85.00,SQS85.03	1 x ASC9.6

Order
Please indicate quality, product name, type No. and accessory when ordering goods.
e.g.: 1 actuator, Type No. SQS35.00, 1 auxiliary switch, Type No. ASC9.6

Siemens Building Technologies
HVAC Products	CM1N4573C/03.2003

Transportation
Actuator, valve and accessory are packed separately and not put together before dispatch.

Capability
The following 5.5mm return, thread two-way and three-way valve can be driven by electric actuators SQS35…, SQS65… and SQS85….
Type No.	DN[mm]	PN[Bar]	Technical Material
Two-way valve
VVG44… VVP45… VMP43…(2) VMP44…(2) VVG55… VVI52…	15…40 10…20 15, 20 15, 20 15…25 15	16 16 16 16 25 25	N4364 N4845 N4841 N4844 N4379 N4377
Three-way valve
VXG44… VXP45…. XMP43…	15…40 10…20 15, 20	16 16 16	N4464 N4845 N4841
Three-way valve with T bypass
VMP45… VMP43…(4) VMP44…(4)	10…20 15, 20 15, 20	16 16 16	N4845 N4841 N4844
Allowable pressure differentials of valve ΔPmax and ΔPa are listed in relevant valve technical material data sheet.
Machine Design
●	Electric actuator, maintenance free
●	Reversible synchro motor
●	Anti-lock gear mechanism
●	SQS35.50, SQS35.53 and SQS65.5 meet spring-return function of DIN 32730 Standard
●	Load switch is on stroke limit
●	Optional flow characteristics: It is equal-proportion or linear when SQS65… actuator connects valve type WG44…, VVI52… and VXG44…
●	Direct-pressure manual adjustment is used for all actuators without spring return: SQS35.00, SQS35.03, SQS65, SQS65.2 AND SQS85…
●	All actuators SQS35…, SQS65… AND SQS85… have position indicators
●	Auxiliary switch Type No. ASC9.6 applies to actuators SQS35.00, SQS35.03, SQS85.00 AND SQS85.03. Actuator Type No. SQS65.50 and SQS35.53 installs auxiliary switch witin the standard (not ASC9.6)

Siemens Building Technologies
HVAC Products	CM1N4573C/03.2003

Manual Adjustment

SQS35.00, SQS35.03

SQS65, SQS65.2

SQS85…

1.	Manual adjustment

2.	Position indicator

3.	Connecting bolt of valve neck

Terminal Strip and Auxiliary Switch, etc

SQS35…, SQS85…	SQS65…

5 terminal Strip	5 terminal Strip

6 auxiliary switch of SQS35.50 and	6 《lin》/《log》connection

SQS35.53 within the standard	7 electrical bridge

Accessory	ASC9.6 auxiliary switch
Applying to actuators with Type No.SQS35.00, SQS35.03, SQS85.00 and SQS85.03
Switching point can be adjusted in the stroke range of 0…100%
Prefer “Technical Data” for accessory detail

Disposal	actuator must be splitted into constructional elements before disposal.

Siemens Building Technologies
HVAC Products	CM1N4573C/03.2003

Project	Actuator must be install electrical connection according to local regulations and connection diagram

Notes:	It must adhere to regulations and requirements for personal and property safety at any time.
SQS65…	When using Actuator SQS65…, valves with Types VVG55…, VMP…, VVP… and VXP… must be connected onto “lin” for connectors of selected flow characteristics.
It must obey allowable temperature (see “Application” and “technical Data”). It must be illustrated in Facility Diagram if auxiliary switch is needed.
Installation
Direction

Allowed	Not allowed

Valve Installation Handbook is printed on the back of actuator. Accessory Guide is put in corresponding accessory package box.
Debugging	Connection and function is inspected when debugging, in addition, auxiliary or auxiliary switch are also inspected and set necessarily.

Stroke《0》= valve door close	Stoke 《1》=valve door open

Manual Regulator: Manual regulator is rotated clockwise to close Siemens 5.5mm Stroke Valve (=0% stroke)

SQS35…/SQS85…	The flow characteristics of these actuators are linear when connecting to Valves of Type No. VVG44…, VVI52… or VXG444…

SQS65…
The flow characteristics of these actuators are equal-proportion (factory sets) by electrical assembly when connecting to Valves of Type No. VVG44…, VVI52… or VXG44…. The flow characteristics can turn to “linear” through relocating connectors.

Siemens Building Technologies
HVAC Products	CM1N4573C/03.2003

Guarantee	Actuator Technical Date (Δpmax, ΔPs, leak rate, noise level and working life) apply to Siemens valves listed in matched “Compatibility” only.
Siemens neither guarantee nor promise if SQS… actuators are connected to third-party valve doors.
Maintain
When repairing valves: turn off pump and power source, turn off main stop valve on pipes, release pressure in pipes and cool it down completely. If necessary, electrical connection from terminal should be disconnected.

Actuator must be installed correctly with valve door, then restarting can be done.

Technical Data

Power Source
Working Voltage
SQS35…	AC230 V ± 15% , 50 / 60 Hz
SQS65…	AC 24 V ± 20% , 50 / 60 Hz
SQS85…	AC24 V ± 20% , 50 / 60 Hz

Power consumption

SQS35.00	2.5 VA
SQS35.03	3.5 VA
SQS35.50	5 VA
SQS35.53	6 VA
SQS65, SQS65.2	4.5 VA
SQS65.5	7 VA
SQS85.00	2 VA
SQS85.03	2 VA

Limiting converting volume of converting terminal 11 or 12
SQS35…, SQS85…	AC 250 V, 6A resistance/2.5A inductance

Working Parameter
Control Pattern (Control Signal)
SQS85…	three-position
SQS65, SQS65.5	DC 0…10V (in proportion)
SQS65.2	DC 210V (in proportion)

Runtime	On or Off
SQS35.00, SQS35.50, SQS85.00	50Hz, 150 s
SQS35.03, SQS35.53, SQS85.03	50Hz, 35 s
SQS65, SQS65.2, SQS65.5	50Hz, 35 s

Siemens Building Technologies
HVAC Products	CM1N4573C/03.2003

Spring Return Characteristics
SQS35.50, SQS35.53, SQS65.5	turn-off time 8 s
Adjustment Force	400 N
Stroke	5.5 mm

Input Signal
Terminal Y (SQS65, SQS65.5)	DC 0…10V, Max 0.1 mA
Terminal Y (SQS65.2)	DC 2…10V, Max 0.1 mA

Terminal R (SQS65, SQS65.5, SQS65.2)	resistance 0…1000Ω

Output Signal
Terminal U (SQS65, SQS65.5, SQS65.2)	DC 0…10V, Max 0.5 mA

Enclosure Protection Standard
Enclosure Protection Standard	EN 60529, IP54
Cable bushing	Pg11 (2x)

Environment Condition
Valve inner medium temperature	+2…+130°C

Operation	IEC 721-3-3
Environmental Condition	Grade 3K5

Temperature	-5…+50°C

Humidity	5~95%rh

Transportation	IEC 721-2-3
Environmental Condition	Grade 2K3

Temperature	-25…+70°C

Humidity	<95%rh

Storage	IEC 721-1-3
Environmental Condition	Grade 1K3

Temperature	-5…+50°C

Humidity	5~95%rh

Industrial Standard
Meeting CE Authentication:
EMC directive	89/336/EEC
Low voltage directive	73/23/EEC

Siemens Building Technologies
HVAC Products	CM1N4573C/03.2003

Size/Weight
Size	see “Size”

Weight
SQS35.00, SQS35.03, SQS65, SQS65.2
SQS85.00, SQS85.03
Packing not included	0.5kg
Packing included	0.6kg

SQS35.50, SQ35.53, SQS65.5
Packing not included	0.6kg
Packing included	0.7kg

Material
Actuator Shell	plastic
Luifel & manual regulator	plastic
Coupling wheel chain & lever	platic

Accessory
ASC9.6 auxiliary contact capacity
of SQS35… and SQS85…	AC250V, 10A resistance/3A inductance

Connection Diagram

SQS35…

SQS35.00, SQS35.03	SQS35.50, SQS35.53
AC230V, three-position, no spring return	AC230V, three-position, spring return

Cm1 limit switch 100% stroke	c2 fixedly setting interior auxiliary switch
Cm2 limit switch 0% stroke	(factory installs, without ASC9.6 Accessory)
C1 linkable ASC9.6 auxiliary switch
L threading no-voltage terminal

Siemens Building Technologies
HVAC Products	CM1N4573C/03.2003

SQS85…

SQS85.00, SQS85.03

AC 24V, three-position, no spring return

Cm1 limit switch 100% stroke
Cm2 limit switch 0% stroke
C1 installable ASC9.6 auxiliary switch
L threading no-voltage terminal

Connection Diagram

Connecting Terminal

SQS65....

G, G0	working voltage AC24 V
G System Power line (SP), equivalent to LS on SQS56.2
G0 System null line (SN), equivalent to NS on SQS56.2

Input Signal
Y	SQS65, SQS65.5	DC 0…10 V
	SQS65.2	DC 2…10 V
R	SQS65, SQS65.2, SQS65.50…1000 ohms
M	Detecting element
U Output Signal
	SQS65, SQS65.2, SQS65.5	DC 0…10 V

Siemens Building Technologies
HVAC Products	CM1N4573C/03.2003

All connection options are shown on connection diagram. Among these options, how many options and which option used depend on system situation.

Notes: If facility connects onto Terminal R, factory-setting electric bridge through R-M on print circuit board must be punctured.

SQS65, SQS65.5

(AC24 V, DC 0…10 V)

SQS65.2

(AC24 V, Dc 2…10 V)

Facility
F1	frost detector	K1 On/off Switch
K1	On/off Switch	N1 typical controller
N1	typical controller	P1 position indictor
P1	position indictor	R1 position converter
R1	position converter	Y1 Actuator

Siemens Building Technologies
HVAC Products	CM1N4573C/03.2003

Measurement     Unit of measurement: mm

*    Height after actuator installs on the valve
  > 100mm  minimum distance from wall to cover
 >200mm used for places of installation, connection, operation or maintenance

Siemens Building Technologies
HVAC Products	CM1N4573C/03.2003